UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2010

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 9, 2010, the Board of Trustees (the “Board”) of Northeast Utilities (the “Company”) elected Dennis R. Wraase to serve as a Trustee, effective March 1, 2010.

Mr. Wraase’s initial term as a Trustee will continue until the Company’s 2010 Annual Meeting of Shareholders on May 11, 2010, and Mr. Wraase has been nominated for re-election as a Trustee at the meeting.  The Board determined that Mr. Wraase is an “independent” director under the Company’s Corporate Governance Guidelines and the independence requirements of the New York Stock Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission.  As a non-employee Trustee, Mr. Wraase will receive the same compensation paid to other non-employee Trustees as described in the Company’s 2009 Proxy Statement.

Mr. Wraase, 65, was chairman and chief executive officer of Pepco Holdings, Inc. (“PHI”), a regional energy holding company providing utility service to 1.9 million customers in the mid-Atlantic region.  He also previously served as the company’s president and chief operating officer.  He retired from PHI in May 2009, and currently serves as a director and treasurer of the University of Maryland System Foundation and as the executive-in-residence at the Center for Social Value Creation at the university’s Robert H. Smith School of Business.

A copy of the Company’s news release announcing Mr. Wraase’s election is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

(e)

On February 9, 2010, the Compensation Committee (the “Committee”) of the Board approved the 2010 – 2012 Long-Term Incentive Program under the Northeast Utilities Incentive Plan.  The named executive officers of the Company to be identified in the proxy statement for the Company’s 2010 Annual Meeting (the “NEOs”) are eligible to participate in this program.

The 2010 – 2012 Long-Term Incentive Program is designed to reward demonstrated performance and leadership, motivate future superior performance, align the interests of each NEO with those of our stakeholders and encourage a long-term commitment to the Company.  Grants under the Company’s 2009 – 2011 long-term program consisted of 25% restricted share units, equivalent to one common share per unit (“RSUs”), 25% performance shares and 50% performance cash.  In 2010, the Committee changed the components of the long-term incentive program to strengthen the connection between compensation and performance.  For the 2010 – 2012 Long-Term Incentive Program, the grant value consisted of 25% RSUs, 37.5% performance shares, and 37.5% performance cash, reflecting the Committee’s desire to balance the roles of total shareholder return and our corporate financial performance in our compensation programs.  The ultimate percentages will vary depending upon the amounts realized in each category.

The RSU component helps align the interests of the NEOs and the shareholders through share performance and share ownership. The RSU grant is equal in value to 25% of the total individual long-term incentive grants.  RSU grants are subsequently converted from dollars into equivalent common shares of the Company by dividing the amount of each award by the average closing price for the Company’s common shares during the last ten trading days in January in the year of grant. RSU holders are eligible to receive credit for reinvested dividend equivalent units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalent units are accounted for as additional RSUs that accrue and are distributed simultaneously with the common shares issued upon vesting of the underlying RSUs.

These RSUs are payable to participants without regard to performance goals and will vest in three equal installments on February 25 of 2011, 2012, and 2013.  Upon vesting, the Company will distribute common shares (net of tax withholding and other required deductions) in respect of the newly-vested RSUs unless the participant elected to defer distribution until a later date. Pursuant to an agreement with the Company’s CEO, the Company will defer the distribution of common shares upon the vesting of RSUs granted to him under the 2010 – 2012 program until after his departure from the Company.

Performance shares and performance cash grants reward performance based on the extent to which the Company achieves performance goals in four metrics during each year of the program. Similar to the Company’s prior long-term programs, the four metrics for the 2010 – 2012 program include cumulative adjusted net income, average adjusted return on equity, average credit rating, and relative total shareholder return as compared to a group of comparable utility companies.  Each metric was weighted equally in the 2009 – 2011 program.  In the 2010 – 2012 program, the weighting of the total shareholder return metric was increased to 40% and the remaining three metrics were reduced to 20% each, to strengthen the alignment between executives and shareholders.

Performance shares are equal in value to 37.5% of the total individual long-term incentive grants.  Performance share grants are converted from dollars into equivalent common shares of the Company by dividing the amount of each award by the average closing price for the Company’s common shares during the last ten trading days in January in the year of grant.  Similar to RSUs, holders of performance shares are eligible to receive credit for reinvested dividend equivalent units on outstanding performance shares held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalent units are accounted for as additional common shares that accrue and are distributed (net of tax withholding and other required deductions) simultaneously with the common shares issued at the end of the performance period. The Committee will determine actual performance share awards, if any, which will be issued after the end of 2012, the final year in the program.  The actual number of performance shares awarded will vary based on the extent to which the Company achieves performance goals in the four metrics during each year of the program.

Performance cash grants are equal to 37.5% of the total individual long-term incentive grants. The Committee will determine the actual performance cash amounts payable, if any, after the end of 2012.  Similar to performance share awards, actual performance cash awards will be based on the extent to which the Company achieves performance goals in the four metrics during each year of the program.

Section 8

Other Events

Item 8.01.

Other Events.

On February 9, 2010, the Company issued a news release announcing that the Board had approved an increase in the quarterly dividend to $0.25625 per share payable on March 31, 2010 to shareholders of record at the close of business on March 1, 2010.  A copy of the news release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	News release announcing the election of Dennis R. Wraase issued by Northeast Utilities dated February 12, 2010.
99.2	Dividend news release issued by Northeast Utilities dated February 9, 2010

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

February 12, 2010

By:

 /s/ DAVID R. MCHALE

David R. McHale

Executive Vice President and

Chief Financial Officer

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